THOMPSON	ATLANTA	CINCINNATI	COLUMBUS	NEW YORK
HINE		BRUSSELS	CLEVELAND	DAYTON	WASHINGTON, D.C.

September 27, 2011

Encompass Funds 1700 California Street, Suite 335 San Francisco, CA 94109

Re: Re: Encompass Funds, File Nos. 333-132838 and 811-21885

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Encompass Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to the Registration Statement (the “Amendment”). We also consent to all references to us in the Amendment.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP